UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 30, 2010

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2010, OSI Systems, Inc. (the “Company”) amended and restated the Company’s Amended and Restated 2006 Equity Participation Plan (the “2006 Plan”) following stockholder approval at the Company’s Annual Meeting of Stockholders. The 2006 Plan was amended to increase the number of shares authorized for issuance under the 2006 Plan by 1,350,000 shares and to increase the limit on the number of shares that may be granted as restricted stock by 675,000 shares. Additional information about the amendments can be found in the Company’s proxy statement, filed with the Securities and Exchange Commission on October 12, 2010. The foregoing description of the amendment and restatement of the 2006 Plan is qualified entirety by reference to the full text of the 2006 Plan, as amended and restated, a copy of which is attached hereto as Exhibit 10.1 to this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on November 30, 2010. The results of the proposals voted on by our stockholders at the Annual Meeting were as follows:

1. Election of Directors

Name	For	Withheld	Broker Non-votes
Deepak Chopra	14,236,949	768,652	2,286,128

Ajay Mehra	14,373,642	631,959	2,286,128

Steven C. Good	13,691,702	1,313,899	2,286,128

Meyer Luskin	12,421,892	2,583,709	2,286,128

David T. Feinberg	14,618,039	387,572	2,286,128

William F. Ballhaus	14,695,499	310,102	2,286,128

The six nominees who received the highest number of votes (all of the above individuals) were elected to the Board of Directors and will serve as directors until our next annual meeting and until their successor is elected and qualified.

2. Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.

For	Against	Abstentions	Broker Non-votes
17,225,945	22,424	43,360	—

The proposal was approved.

3. Approval of the amendment and restatement of the Company’s Amended and Restated 2006 Equity Participation Plan.

For	Against	Abstentions	Broker Non-votes
13,348,101	1,591,707	65,793	2,286,128

The proposal was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended and Restated 2006 Equity Participation Plan of OSI Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: December 1, 2010

	By:	/S/ VICTOR SZE
Victor Sze
Executive Vice President,
Secretary, and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amended and Restated 2006 Equity Participation Plan of OSI Systems, Inc.